Exhibit 31.1

INVISA, INC.

OFFICERS’ CERTIFICATE

This Certificate is being delivered pursuant to Section 5(c) of the Subscription Agreement by and among Invisa, Inc. (the “Company”), Mercator Advisory Group Capital, LLC (“MAG”), and Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”), dated September 6, 2005 (the “Subscription Agreement”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Subscription Agreement.

The undersigned, Stephen Michael, President and Chief Executive Officer of the Company, and Edmund C. King, Chief Financial Officer of the Company hereby certify to MAG and the Purchasers as follows:

        (a)    The representations and warranties of the Company contained in the Subscription Agreement are true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Subscription Agreement at or prior to the Closing Date.

        (b)     None of the issuance and sale of the Securities pursuant to the Subscription Agreement or any of the transactions contemplated by any of the other Transaction Documents are enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued in respect thereof; and there has not been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions contemplated by the Subscription Agreement, the other Transaction Documents or the Disclosure Documents.

Dated as of September 6, 2005	/s/ Stephen A. Michael
Stephen A. Michael
President and Chief Executive Officer

/s/ Edmund C. King
Edmund C. King
Chief Financial Officer